UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2014

Brown-Forman Corporation

(Exact name of Registrant as Specified in its Charter)

Delaware	002-26821	61-0143150
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

850 Dixie Highway, Louisville, Kentucky	40210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (502) 585-1100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Brown-Forman Corporation (the “Company”) held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”) on July 24, 2014. The matters submitted to a vote of the Class A common stockholders at the Annual Meeting and the voting results therefor are as follows:

Proposal 1: Election of Directors

The Company’s Class A common stockholders elected each of the director nominees proposed by the Company’s Board of Directors to serve until the next Annual Meeting of Stockholders or until such director’s successor is duly elected and qualified. The following is a breakdown of the voting results:

Name of Nominee	For	Against	Abstain	Broker Non-Votes
Joan C. Lordi Amble	78,642,850	146,006	21,871	0
Patrick Bousquet-Chavanne	78,709,803	74,131	26,793	0
Geo. Garvin Brown IV	77,518,500	1,273,538	18,688	0
Martin S. Brown, Jr.	77,725,112	1,066,423	19,192	0
Bruce L. Byrnes	78,709,915	79,793	21,019	0
John D. Cook	78,649,170	140,395	21,162	0
Sandra A. Frazier	77,599,150	1,192,049	19,527	0
Michael J. Roney	78,706,134	49,886	54,707	0
Dace Brown Stubbs	77,579,151	1,209,741	21,834	0
Michael A. Todman	78,726,720	63,215	20,791	0
Paul C. Varga	77,734,411	1,042,748	33,567	0
James S. Welch, Jr.	77,649,161	1,114,111	47,455	0

Proposal 2: Advisory Vote on Executive Compensation

At the Annual Meeting, the Class A common stockholders also approved a non-binding advisory vote on executive compensation. The following is a breakdown of the voting results:

For	Against	Abstain	Broker Non-Votes
76,667,795	172,532	1,970,400	0

Item 7.01. Regulation FD Disclosure.

On July 24, 2014, the Company issued a press release commenting on its fiscal 2014 performance and announcing that at its Annual Meeting, Brown-Forman Class A common stockholders elected directors for the coming year and approved a non-binding advisory vote on executive compensation. In addition, the Company announced that its Board of Directors approved a regular quarterly cash dividend of $0.29 cents per share on its Class A and Class B common stock, payable on October 1, 2014, to stockholders of record on September 8, 2014. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Brown-Forman Corporation Press Release dated July 24, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brown-Forman Corporation
(Registrant)

July 25, 2014	/s/ Matthew E. Hamel
(Date)	Matthew E. Hamel
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Brown-Forman Corporation Press Release dated July 24, 2014